SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 17, 2003
                                                        -------------------

                               Ross Systems, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


                         Commission File Number 0-19092
                         ------------------------------
                            (Commission File Number)


                                   94-2170198
                                   ----------
                      (IRS Employer Identification Number)


            Two Concourse Parkway, Suite 800, Atlanta, Georgia 30328
            --------------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 770-351-9600
                                                            ------------

                                 Not applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

This current report is filed to report developments in two legal matters that Ross Systems, Inc. (the "Company") is involved in.

ITEM 5. Other Events
        ------------

As noted in the Company's report on Form 10-K filed on September 24, 2003, the Company was subject to an arbitration proceeding regarding a dispute with a former systems integrator. During the Company's second fiscal quarter ended December 31, 2003 the Arbitrator announced an award of approximately $2,000,000 in favor of the former systems integrator. The Company paid the award out of operating cash flows in the ordinary course of business. As a result, the Company recognized a charge of approximately $1,896,000 during the quarter ending December 31, 2003 as the Company had previously recognized a charge of approximately $104,000 in the ordinary course of business in accordance with the terms of the contract.

As noted in the Company's report on Form 10-K filed on September 24, 2003, the Company was subject to litigation surrounding the sale of its Human Resources and Payroll product line to NOW Solutions LLC ("NOW"). NOW's majority owner, Vertical Computer Systems ("Vertical") was the Plaintiff in this action. During the Company's second fiscal quarter ended December 31, 2003 the Supreme Court of the State of New York dismissed all of Vertical's claims against Ross. Vertical has filed a Notice of Appeal. The Company will continue to defend this matter vigorously.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: January 12, 2004

                                                     ROSS SYSTEMS, INC.


                                                     By: /s/ Verome M. Johnston
                                                        ------------------------
                                                     Vice President &
                                                     Chief Financial Officer